Exhibit 10.5

EXECUTION VERSION

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO THE CREDIT AGREEMENT, dated as of January 27, 2017 (this “Fourth Amendment”), by and among LTF INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), LIFE TIME FITNESS, INC., a Minnesota corporation and successor in interest to LTF MERGER SUB, INC., as borrower (the “Borrower”), the Subsidiary Guarantors party hereto, DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and the New Refinancing Term Loan Lenders (as defined below) party hereto. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below (as amended by this Fourth Amendment).

W I T N E S S E T H:

WHEREAS, the Borrower, Holdings, the Lenders from time to time party thereto and the Administrative Agent are parties to a Credit Agreement, dated as of June 10, 2015 (as amended by that certain Technical Amendment No. 1, dated as of July 21, 2015, that certain Technical Amendment. No. 2, dated as of September 14, 2015 and that certain Third Amendment to the Credit Agreement dated as of June 9, 2016, the “Credit Agreement”);

WHEREAS, on the date hereof, there are outstanding Term Loans under the Credit Agreement in an aggregate principal amount of $1,330,494,332.49 (the “Existing Term Loans”);

WHEREAS, in accordance with the provisions of Sections 2.15 and 10.01 of the Credit Agreement, the Borrower, Holdings, the Administrative Agent and the New Refinancing Term Loan Lenders wish to amend the Credit Agreement to enable the Borrower to, among other things, refinance in full the aggregate amount of Term Loans outstanding immediately prior to the Fourth Amendment Effective Date (as defined below);

WHEREAS, pursuant to Section 2.15 of the Credit Agreement, the Company has requested that the New Refinancing Term Loan Lenders listed on the New Refinancing Term Loan Commitment Schedule (as defined below) (each, a “New Refinancing Term Loan Lender” and, collectively, the “New Refinancing Term Loan Lenders”) provide and/or convert Existing Term Loans into new Refinancing Term Loans under the Credit Agreement (the “2017 Refinancing Term Loans”) in an aggregate principal amount of $1,330,494,332.49, including, in the case of certain New Refinancing Term Loan Lenders who are currently Lenders with respect to Existing Term Loans under the Credit Agreement (each, a “Converting Lender”), by converting all or if otherwise specified by the Administrative Agent, a portion of their outstanding Existing Term Loans into 2017 Refinancing Term Loans (each such 2017 Refinancing Term Loan, a “Converting Term Loan”) in the same aggregate principal amount as such New Refinancing Term Loan Lender’s Existing Term Loan (or lesser amount as may be specified by the Administrative Agent) simultaneously with the making of other 2017 Refinancing Term Loans hereunder; and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

SECTION 1.    Amendments to Credit Agreement.

(a)    2017 Refinancing Term Loans.

(i)     Subject to the satisfaction (or waiver) of the conditions set forth in Section 2 hereof and in reliance upon the representations and warranties set forth in Section 4 hereof, the New Refinancing Term Loan Lenders severally, but not jointly, hereby agree to make (or in the case of each Converting Lender, convert its Converting Term Loan to) 2017 Refinancing Term Loans to the Borrower on the Fourth Amendment Effective Date in the aggregate principal amount of such New Refinancing Term Loan Lender’s New Refinancing Term Loan Commitment (as defined below).

(ii)     The Administrative Agent has prepared a schedule attached hereto as Schedule A (the “New Refinancing Term Loan Commitment Schedule”) which sets forth each New Refinancing Term Loan Lender’s “New Refinancing Term Loan Commitment” (collectively, the “New Refinancing Term Loan Commitments”).

(iii)     The 2017 Refinancing Term Loans shall be designated as a new Tranche under the Credit Agreement, with terms and provisions identical to the Existing Term Loans, except as set forth herein.

(b)     Additional Credit Agreement Amendments. Each of the parties hereto agrees that, subject to the satisfaction (or waiver) of the conditions set forth in Section 2 hereof and upon the making of the 2017 Refinancing Term Loans, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex II hereto.

SECTION 2.     Conditions of Effectiveness of this Fourth Amendment. This Fourth Amendment shall become effective and the New Refinancing Term Loan Lenders shall disburse the 2017 Refinancing Term Loan to be made by it pursuant to Section 1(a) on the date (the “Fourth Amendment Effective Date”) when the following conditions shall have been satisfied (or waived):

(a)     the Administrative Agent (or its counsel) shall have received (x) from the Borrower, Holdings, the Administrative Agent and each New Refinancing Term Loan Lender counterparts of this Fourth Amendment signed on behalf of such parties and (y) from each Converting Lender, a Refinancing Lender Consent substantially in the form of Annex 1 hereto (the “Refinancing Lender Consent”) (in each case, including by way of facsimile or other electronic transmission);

(b)     substantially simultaneously with the making of the 2017 Refinancing Term Loans, the Borrower shall have paid, by wire transfer of immediately available funds, all reasonable and documented in reasonable detail costs, fees, out-of-pocket expenses (including the reasonable and documented in reasonable detail fees, disbursements and other charges of Davis Polk & Wardwell LLP in connection with this Fourth Amendment), compensation and other amounts then due and payable pursuant to the Engagement Letter, dated as of January 13, 2017, by and between the Borrower and Deutsche Bank Securities Inc. (“DBSI”) and the Amended and Restated Engagement Letter dated as of January 20, 2017, by and among DBSI, Goldman Sachs Bank USA., Jefferies LLC, BMO Capital Markets Corp., Macquarie Capital USA Inc., Nomura Securities International Inc., Mizuho Securities USA Inc. and Guggenheim Securities, LLC (collectively, the “Lead Arrangers”) and the Borrower, and the Fee Letter, dated as of January 13, 2017, by and between the Borrower and DBSI, and in the case of the costs and out-of-pocket expenses, to the extent invoiced at least one Business Day prior to the Fourth Amendment Effective Date;

(c)    on the Fourth Amendment Effective Date and after giving effect to this Fourth Amendment and the making of the 2017 Refinancing Term Loans, (i) no Default or Event of Default shall have occurred and be continuing and (ii) all of the representations and warranties of each Loan Party contained in this Fourth Amendment, the Credit Agreement and the other Loan Documents are true and correct in all material respects before and after the effectiveness of this Fourth Amendment and the making of the 2017 Refinancing Term Loans or the application of the proceeds thereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on and as of the Fourth Amendment Effective Date or such earlier date;

(d)    the Administrative Agent shall have received a certificate executed by a Responsible Officer of the Borrower, certifying compliance with the requirements of the preceding clause (c);

(e)     the Administrative Agent shall have received no fewer than three Business Days prior to the Fourth Amendment Effective Date (x) a Committed Loan Notice, duly executed by the Borrower, for the Borrowing of the 2017 Refinancing Term Loans pursuant to this Fourth Amendment and (y) a prepayment notice pursuant to Section 2.05(1)(a) of the Credit Agreement;

(f)     there shall have been delivered to the Administrative Agent (A) certificates of good standing from the secretary of state of the state of organization of each Loan Party (to the extent such concept exists in such jurisdiction), customary certificates of resolutions or other action, incumbency certificates, (B) a certificate of a Responsible Officer of the Borrower (which may be contained in the same certificate as the certificate delivered pursuant to the preceding clause (e)), certifying that since the Third Amendment Effective Date, except as attached to such certificate, there have been no changes to the Organizational Documents of the Loan Parties and/or attaching copies of any such Organizational Documents that have changed since the Third Amendment Effective Date and (C) a solvency certificate from a Responsible Officer of the Borrower (after giving effect to the 2017 Refinancing Term Loans) substantially in the form attached to the Credit Agreement as Exhibit I; and

(g)     the Administrative Agent shall have received an opinion from (i) Latham & Watkins LLP, special New York counsel to the Loan Parties and (ii) Faegre Baker Daniels LLP, special Minnesota counsel to the Loan Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent and addressed to the Administrative Agent and the New Refinancing Term Loan Lenders.

(h)     the Administrative Agent shall receive, simultaneously with such funding, funds sufficient to (i) prepay in full the principal amount of all Existing Term Loans (other than Converting Term Loans) 2017 Refinancing Term Loans pursuant to this Agreement) and (ii) pay, in connection therewith, all accrued and unpaid interest on all Existing Term Loans to the Fourth Amendment Effective Date.

SECTION 3.     Representations and Warranties. To induce the Administrative Agent and the New Refinancing Term Loan Lenders party hereto to enter into this Fourth Amendment and each Refinancing Lender Consent, each of the Borrower and Holdings represents and warrants to the Administrative Agent and the New Refinancing Term Loan Lender party hereto on and as of the Fourth Amendment Effective Date:

(a)     all of the representations and warranties of each Loan Party contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Fourth Amendment Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on and as of the Fourth Amendment Effective Date or such earlier date; and

(b)     no Default or Event of Default exists as of the Fourth Amendment Effective Date, or would result from the making of the 2017 Refinancing Term Loans or the application of the proceeds therefrom.

SECTION 4.     Reaffirmation of Guaranty. Each Guarantor reaffirms its guarantee of the Guaranteed Obligations (as defined in the Guaranty) under the terms and conditions of the Guaranty and agrees that such guarantee remains in full force and effect and is hereby ratified, reaffirmed and confirmed. Each Guarantor hereby confirms that it consents to the terms of this Fourth Amendment, including, without limitation, the refinancing in full of the Existing Term Loans under the Credit Agreement in the form of 2017 Refinancing Term Loans and which constitute “Guaranteed Obligations” of such Guarantor under the Guaranty as amended by this Fourth Amendment. Each Guarantor hereby (i) confirms that each Loan Document to which it is a party or is otherwise bound will continue to guarantee to the fullest extent possible in accordance with the Loan Documents, the payment and performance of the Guaranteed Obligations, including without limitation the payment and performance of all such applicable Guaranteed Obligations that are joint and several obligations of each Guarantor now or hereafter existing; (ii) acknowledges and agrees that its Guaranty and each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of the Fourth Amendment; and (iii) acknowledges, agrees and warrants for the benefit of the Administrative Agent and each Secured Party that there are no rights of set-off or counterclaim, nor any defenses of any kind, whether legal, equitable or otherwise, that would enable such Guarantor to avoid or delay timely performance of its obligations under the Loan Documents (except to the extent such obligations constitute Excluded Swap Obligations (as defined in the Guaranty) with respect to such Guarantor).

SECTION 5.    Reaffirmation of Security Agreement.

(a)     Each Loan Party hereby acknowledges that it has reviewed and consents to the terms and conditions of this Fourth Amendment and the transactions contemplated hereby, including, without limitation, the refinancing in full of the Existing Term Loans under the Credit Agreement in the form of 2017 Refinancing Term Loans. In addition, each Loan Party reaffirms the security interests granted by such Loan Party under the terms and conditions of the Security Agreement to secure the Obligations and agrees that such security interests remain in full force and effect and are hereby ratified, reaffirmed and confirmed. Each Loan Party hereby confirms that the security interests granted by such Loan Party under the terms and conditions of the Security Agreement secures the 2017 Refinancing Term Loans as part of the Obligations. Each Loan Party hereby (i) confirms that each Loan Document to which it is a party or is otherwise bound and all Collateral (as defined in the Security Agreement) encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents, the payment and performance of the Obligations, as the case may be, including without limitation the payment and performance of all such applicable Obligations that are joint and several obligations of each Loan Party now or hereafter existing, (ii) confirms its respective grant to the Collateral Agent for the benefit of the Secured Parties of the security interest in and continuing Lien on all of such Loan Party’s right, title and interest in, to and under all Collateral (as defined in the Security Agreement), whether now owned or existing or hereafter acquired or arising and wherever located, as collateral security for the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all applicable Obligations (including all such Obligations as amended, reaffirmed and/or increased pursuant to this Fourth Amendment), subject to the terms contained in the applicable Loan Documents, and (iii) confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Loan Documents to which it is a party.

(b)     Each Loan Party acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Fourth Amendment.

SECTION 6.    Reference to and Effect on the Credit Agreement and the Loan Documents.

(a)    This Fourth Amendment shall constitute both a Refinancing Amendment and a Loan Document under the Credit Agreement.

(b)     On and after the Fourth Amendment Effective Date, (i) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Fourth Amendment, (ii) each New Refinancing Term Loan Lender shall constitute a “Lender” under (and as defined in) the Credit Agreement, (iii) the New Refinancing Term Loan Commitments shall constitute “Refinancing Commitments” and “Commitments” under (and as defined in) the Credit Agreement and (iv) the 2017 Refinancing Term Loans shall constitute “Closing Date Term Loans” under (and as defined in) the Credit Agreement.

(c)     The Credit Agreement and each of the other Loan Documents, as specifically amended by this Fourth Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.     Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Fourth Amendment.

(d)     The execution, delivery and effectiveness of this Fourth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(e)    Notwithstanding anything in the Credit Agreement to the contrary, the 2017 Refinancing Term Loans shall be funded as Eurodollar Rate Loans with an initial Interest Period ending on January 31, 2017.

(f)    Each Converting Lender that executes and delivers a Refinancing Lender Consent electing the “Consent and Cashless Roll Option” shall be deemed to agree, upon the effectiveness of the Agreement on the Fourth Amendment Effective Date that (i) all (or such lesser amount as the Administrative Agent may allocate to such Lender) of its Existing Term Loans shall constitute 2017 Refinancing Term Loans under the Credit Agreement (each such 2017 Refinancing Term Loan, to such extent, a “Cashless Converting Loan”) and (ii) it waives any right to receive its share of the prepayment of Existing Term Loans referred to in Section 2(h), solely to the extent to such Cashless Converting Loans.

(g)     Each existing Term Lender that executes and delivers a Refinancing Lender Consent electing the “Consent and Assignment Option” shall be repaid in full (or such lesser amount as the Administrative Agent may allocate to such Term Lender) on the Fourth Amendment Effective Date, including for all accrued and unpaid interest, fees, expenses and other compensation owed to such Term

Lender and due and payable by the Borrower pursuant to the Credit Agreement and this Agreement. Each such Term Lender agrees that it shall be deemed to have executed an Assignment and Assumption pursuant to Section 10.07 of the Credit Agreement on the Fourth Amendment Effective Date and purchase a principal amount of 2017 Refinancing Term Loans in an amount equal to the principal amount of such repayment (or such lesser amount as the Administrative Agent may allocate to such Term Lender).

(h)     This Fourth Amendment may not be amended, modified or waived except pursuant to a writing signed by each of the parties hereto.

SECTION 7.     Governing Law. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 8.     Counterparts. This Fourth Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Fourth Amendment by telecopy or other electronic imaging (including in .pdf format) means shall be effective as delivery of a manually executed counterpart of this Fourth Amendment.

SECTION 9.     Electronic Execution. The words “execution,” “signed,” “signature,” and words of like import in this Fourth Amendment or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[The remainder of this page is intentionally left blank.]

6

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Fourth Amendment as of the date first above written.

LIFE TIME FITNESS, INC., as Borrower

By:	/s/ Bahram Akradi
	Name:	Bahram Akradi
	Title:	Chief Executive Officer

LTF INTERMEDIATE HOLDINGS, INC., as Holdings and Guarantor

By:	/s/ Bahram Akradi
	Name:	Bahram Akradi
	Title:	President and Chief Executivc Officer

[Signature Page to Fourth Amendment to Credit Agreement]

LTF CLUB OPERATIONS COMPANY, INC., as Guarantor,

By:	/s/ Steve Kerzman
	Name:	Steve Kerzman
	Title:	President and Chief Executive Officer

LTF OPERATIONS HOLDINGS, INC., as Guarantor,

By:	/s/ Bahram Akradi
	Name:	Bahram Akradi
	Title:	President and Chief Executive Officer

LTF MANAGEMENT SERVICES, LLC, as Guarantor,

By:	/s/ Bahram Akradi
	Name:	Bahram Akradi
	Title:	President and Chief Executive Officer

LTF CONSTRUCTION COMPANY, LLC, as Guarantor,

By:	/s/ Bahram Akradi
	Name:	Bahram Akradi
	Title:	President and Chief Executive Officer

LTF RESTAURANT COMPANY, LLC, as Guarantor,

By:	/s/ Bahram Akradi
	Name:	Bahram Akradi
	Title:	President and Chief Executive Officer

LTF CLUB MANAGEMENT COMPANY, LLC, as Guarantor,

By:	/s/ Bahram Akradi
	Name:	Bahram Akradi
	Title:	President and Chief Executive Officer

[Signature Page to Fourth Amendment to Credit Agreement]

LTF CLUB OPERATIONS COMPANY, INC., as Guaranter

By:	/s/ Steve Kerzman
	Name:	Steve Kerzman
	Title:	President and Chief Executive Officer

LTF OPERATIONS HOLDINGS, INC., as Guarantor,

By:	/s/ Bahram Akradi
	Name:	Bahram Akradi
	Title:	President and Chief Executive Officer

LTF MANAGEMENT SERVICES, LLC, as Guarantor,

By:	/s/ Bahram Akradi
	Name:	Bahram Akradi
	Title:	President and Chief Executive Officer

LTF CONSTRUCTION COMPANY, LLC, as Guarantor,

By:	/s/ Bahram Akradi
	Name:	Bahram Akradi
	Title:	President and Chief Executive Officer

LTF RESTAURANT COMPANY, LLC, as Guarantor,

By:	/s/ Bahram Akradi
	Name:	Bahram Akradi
	Title:	President and Chief Executive Officer

LTF CLUB MANAGEMENT COMPANY, LLC, as Guarantor,

By:	/s/ Bahram Akradi
	Name:	Bahram Akradi
	Title:	President and Chief Executive Officer

[Signature Page to Fourth Amendment to Credit Agreement]

LTF MINNETONKA RESTAURANT COMPANY, LLC, as Guarantor,

By:	/s/ Bahram Akradi
	Name:	Bahram Akradi
	Title:	President and Chief Executive Officer

LTF TRIATHLON SERIES, LLC, as Guarantor,

By:	/s/ Bahram Akradi
	Name:	Bahram Akradi
	Title:	President and Chief Executive Officer

CHRONOTRACK SYSTEMS CORP., as Guarantor,

By:	/s/ Steven Kerzman
	Name:	Steven Kerzman
	Title:	Treasurer

LTF ARCIIITECTURE, LLC, as Guarantor,

By:	/s/ Bahram Akradi
	Name:	Bahram Akradi
	Title:	President and Chief Executive Officer

LTF LEASE COMPANY, LLC, as Guarantor,

By:	/s/ Bahram Akradi
	Name:	Bahram Akradi
	Title:	Chief Executive Officer

LTF REAL ESTATE HOLDINGS, LLC, as Guarantor,

By:	/s/ Bahram Akradi
	Name:	Bahram Akradi
	Title:	Chief Executive Officer

[Signature Page to Fourth Amendment to Credit Agreement]

LTF MINNETONKA RESTAURANT COMPANY, LLC, as Guarantor,

By:	/s/ Bahram Akradi
	Name:	Bahram Akradi
	Title:	President and Chief Executive Officer

LTF TRIATHLON SERIES, LLC, as Guarantor,

By:	/s/ Bahram Akradi
	Name:	Bahram Akradi
	Title:	President and Chief Executive Officer

CHRONOTRACK SYSTEMS CORP., as Guarantor,

By:	/s/ Steven Kerzman
	Name:	Steven Kerzman
	Title:	Treasurer

LTF ARCHITECTURE, LLC, as Guarantor,

By:	/s/ Bahram Akradi
	Name:	Bahram Akradi
	Title:	President and Chief Executive Officer

LTF LEASE COMPANY, LLC, as Guarantor,

By:	/s/ Bahram Akradi
	Name:	Bahram Akradi
	Title:	Chief Executive Officer

LTF REAL ESTATE HOLDINGS, LLC, as Guarantor,

By:	/s/ Bahram Akradi
	Name:	Bahram Akradi
	Title:	Chief Executive Officer

[Signature Page to Fourth Amendment to Credit Agreement]

LTF REAL ESTATE COMPANY, INC., as Guarantor,

By:	/s/ Bahram Akradi
	Name:	Bahram Akradi
	Title:	President and Chief Executive Officer

LTF EDUCATIONAL PROGRAMS, LLC, as Guarantor,

By:	/s/ Bahram Akradi
	Name:	Bahram Akradi
	Title:	President and Chief Executivc Officer

LTF GROUND LEASE COMPANY, LLC, as Guarantor,

By:	/s/ Bahram Akradi
	Name:	Bahram Akradi
	Title:	President and Chief Executive Officer

[Signature Page to Fourth Amendment to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, Collateral Agent, Revolving Lender and Term Lender

By:	/s/ Mary Kay Coyle
	Name:	Mary Kay Coyle
	Title:	Managing Director

By:	/s/ Peter Cucchiara
	Name:	Peter Cucchiara
	Title:	Vice President

[Signature Page to Fourth Amendment to Credit Agreement]

SCHEDULE A

NEW REFINANCING TERM LOAN COMMITMENT SCHEDULE

New Refinancing Term Loan Lender	New Refinancing Term Loan Commitment
DEUTSCHE BANK AG NEW YORK BRANCH	$68,727,991.21

Total	$68,727,991.21

ANNEX II

AMENDMENTS TO CREDIT AGREEMENT

[Changed pages to Credit Agreement follow]

EXECUTION VERSION

(conformed to (i) Technical Amendment No. 1,

dated as of July 21, 2015, (ii) Technical Amendment No. 2

dated as of September 14, 2015, (iii) Third Amendment

to the Credit Agreement dated as of June 9, 2016 and (iv)

Fourth Amendment to the Credit Agreement dated as of January 27, 2017)

Published CUSIP Numbers:

DEAL CUSIP: 50218KAA6

REVOLVER CUSIP: 50218KAC2

TERM FACILITY CUSIP: 50218KAB4

~~$1,500,000,000~~

CREDIT AGREEMENT

Dated as of June 10, 2015

among

LTF INTERMEDIATE HOLDINGS, INC.,

as Holdings,

LTF MERGER SUB, INC.,

as Initial Borrower,

U.S. BANK NATIONAL ASSOCIATION

as Issuing Bank and Swing Line Lender,

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent and Collateral Agent,

and

THE OTHER LENDERS PARTY HERETO

DEUTSCHE BANK SECURITIES INC.,

GOLDMAN SACHS BANK USA,

JEFFERIES FINANCE LLC,

BMO CAPITAL MARKETS CORP.,

RBC CAPITAL MARKETS,

MACQUARIE CAPITAL (USA) INC.,

NOMURA SECURITIES INTERNATIONAL, INC.

and

MIZUHO BANK, LTD.,

as Joint Lead Arrangers and Joint Lead Bookrunners

Table of Contents

		Page
ARTICLE I

Definitions and Accounting Terms

SECTION 1.01	Defined Terms	1
SECTION 1.02	Other Interpretive Provisions	82
SECTION 1.03	Accounting Terms	83
SECTION 1.04	Rounding	83
SECTION 1.05	References to Agreements, Laws, etc	83
SECTION 1.06	Times of Day and Timing of Payment and Performance	83
SECTION 1.07	Pro Forma and Other Calculations	~~84~~83
SECTION 1.08	Available Amount Transaction	86
SECTION 1.09	Guaranties of Hedging Obligations	86
SECTION 1.10	Currency Generally	86
SECTION 1.11	Letters of Credit	91

ARTICLE II

The Commitments and Borrowings

SECTION 2.01	The Loans	91
SECTION 2.02	Borrowings, Conversions and Continuations of Loans	91
SECTION 2.03	Letters of Credit	90
SECTION 2.04	Swing Line Loans	~~98~~99
SECTION 2.05	Prepayments	101
SECTION 2.06	Termination or Reduction of Commitments	~~111~~112
SECTION 2.07	Repayment of Loans	117
SECTION 2.08	Interest	~~113~~114
SECTION 2.09	Fees	~~113~~114
SECTION 2.10	Computation of Interest and Fees	~~113~~115
SECTION 2.11	Evidence of Indebtedness	~~114~~115
SECTION 2.12	Payments Generally	~~114~~115
SECTION 2.13	Sharing of Payments	~~116~~117
SECTION 2.14	Incremental Facilities	~~116~~117
SECTION 2.15	Refinancing Amendments	~~119~~130
SECTION 2.16	Extensions of Loans	~~120~~121
SECTION 2.17	Defaulting Lenders	~~122~~123
SECTION 2.18	Loan Repricing Protection	~~124~~130

ARTICLE III

Taxes, Increased Costs Protection and Illegality

SECTION 3.01	Taxes	~~124~~125
SECTION 3.02	Illegality	~~126~~128
SECTION 3.03	Inability to Determine Rates	~~127~~128
SECTION 3.04	Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans and CDOR Loans	~~127~~129

i

SECTION 3.05	Funding Losses	~~128~~129
SECTION 3.06	Matters Applicable to All Requests for Compensation	~~129~~130
SECTION 3.07	Replacement of Lenders under Certain Circumstances	~~129~~131
SECTION 3.08	Survival	~~131~~132

ARTICLE IV

Conditions Precedent to Credit Extensions

SECTION 4.01	Conditions to Credit Extensions on Closing Date	~~131~~132
SECTION 4.02	Conditions to Credit Extensions after Closing Date	~~133~~135

ARTICLE V

Representations and Warranties

SECTION 5.01	Existence, Qualification and Power; Compliance with Laws	~~134~~135
SECTION 5.02	Authorization; No Contravention	~~135~~136
SECTION 5.03	Governmental Authorization	~~135~~136
SECTION 5.04	Binding Effect	~~135~~137
SECTION 5.05	Financial Statements; No Material Adverse Effect	~~135~~137
SECTION 5.06	Litigation	~~136~~137
SECTION 5.07	Labor Matters	~~136~~138
SECTION 5.08	Ownership of Property; Liens	~~136~~138
SECTION 5.09	Environmental Matters	~~136~~138
SECTION 5.10	Taxes	~~137~~138
SECTION 5.11	ERISA Compliance	~~137~~138
SECTION 5.12	Subsidiaries	~~137~~139
SECTION 5.13	Margin Regulations; Investment Company Act	~~138~~139
SECTION 5.14	Disclosure	~~138~~139
SECTION 5.15	Intellectual Property; Licenses, etc	~~138~~140
SECTION 5.16	Solvency	~~138~~140
SECTION 5.17	USA PATRIOT Act; Anti-Terrorism Laws	~~139~~140
SECTION 5.18	Collateral Documents	~~139~~140
SECTION 5.19	Use of Proceeds	~~139~~141

ARTICLE VI

Affirmative Covenants

SECTION 6.01	Financial Statements	~~139~~141
SECTION 6.02	Certificates; Other Information	~~141~~142
SECTION 6.03	Notices	~~142~~144
SECTION 6.04	Payment of Obligations	~~142~~144
SECTION 6.05	Preservation of Existence, etc	~~143~~144
SECTION 6.06	Maintenance of Properties	~~143~~144
SECTION 6.07	Maintenance of Insurance	~~143~~144
SECTION 6.08	Compliance with Laws	~~143~~145
SECTION 6.09	Books and Records	~~143~~145
SECTION 6.10	Inspection Rights	~~144~~145
SECTION 6.11	Covenant to Guarantee Obligations and Give Security	~~144~~145
SECTION 6.12	Compliance with Environmental Laws	~~146~~148

SECTION 6.13	Further Assurances and Post-Closing Covenant	~~146~~148
SECTION 6.14	Use of Proceeds	~~147~~155
SECTION 6.15	Maintenance of Ratings	~~147~~155

ARTICLE VII

Negative Covenants

SECTION 7.01	Liens	~~147~~155
SECTION 7.02	Indebtedness	~~148~~218
SECTION 7.03	Fundamental Changes	~~155~~156
SECTION 7.04	Asset Sales	~~158~~159
SECTION 7.05	Restricted Payments	~~159~~160
SECTION 7.06	Change in Nature of Business	~~167~~169
SECTION 7.07	Transactions with Affiliates	~~168~~169
SECTION 7.08	Burdensome Agreements	~~171~~172
SECTION 7.09	Accounting Changes	~~174~~175
SECTION 7.10	Modification of Terms of Subordinated Indebtedness	~~174~~175
SECTION 7.11	Holdings	~~174~~175
SECTION 7.12	Financial Covenant	~~175~~177

ARTICLE VIII

Events of Default and Remedies

SECTION 8.01	Events of Default	~~176~~177
SECTION 8.02	Remedies upon Event of Default	~~178~~179
SECTION 8.03	Application of Funds	~~178~~180
SECTION 8.04	Right to Cure	~~179~~181

ARTICLE IX

Administrative Agent and Other Agents

SECTION 9.01	Appointment and Authorization of the Administrative Agent	~~180~~181
SECTION 9.02	Rights as a Lender	~~181~~182
SECTION 9.03	Exculpatory Provisions	~~181~~182
SECTION 9.04	Lack of Reliance on the Administrative Agent	~~182~~183
SECTION 9.05	Certain Rights of the Administrative Agent	~~182~~184
SECTION 9.06	Reliance by the Administrative Agent	~~182~~184
SECTION 9.07	Delegation of Duties	~~183~~184
SECTION 9.08	Indemnification	~~183~~184
SECTION 9.09	The Administrative Agent in Its Individual Capacity	~~183~~185
SECTION 9.10	Holders	~~184~~185
SECTION 9.11	Resignation by the Administrative Agent	~~184~~185
SECTION 9.12	Collateral Matters	~~185~~186
SECTION 9.13	[Reserved]	~~185~~187
SECTION 9.14	Administrative Agent May File Proofs of Claim	~~185~~187
SECTION 9.15	Appointment of Supplemental Administrative Agents	~~186~~187
SECTION 9.16	Intercreditor Agreements	~~187~~188
SECTION 9.17	Secured Cash Management Agreements and Secured Hedge Agreements	~~187~~188
SECTION 9.18	Withholding Tax	~~187~~189

ARTICLE X

Miscellaneous

SECTION 10.01	Amendments , etc	~~188~~189
SECTION 10.02	Notices and Other Communic ations; Facsimile Copies	~~192~~193
SECTION 10.03	No Waiver; Cumulative Remedies	~~194~~195
SECTION 10.04	Costs and Expenses	~~194~~195
SECTION 10.05	Indemnific ation by the Borrower	~~195~~196
SECTION 10.06	Marshaling; Payments Set Aside	~~195~~197
SECTION 10.07	Successors and Assigns	~~196~~197
SECTION 10.08	Resignation of Issuing Bank	~~202~~203
SECTION 10.09	Confidentiality	~~202~~204
SECTION 10.10	Setoff	~~203~~205
SECTION 10.11	Interest Rate Limitation	~~204~~205
SECTION 10.12	Counterpar ts; Integration; Effectiveness	~~204~~205
SECTION 10.13	Electronic Execution of Assignments and Certain Other Documen ts	~~204~~205
SECTION 10.14	Survival of Representatio ns and Warranties	~~204~~206
SECTION 10.15	Severability	~~204~~206
SECTION 10.16	GOVERNING LAW	~~205~~206
SECTION 10.17	WAIVER OF RIGHT TO TRIAL BY JURY	~~205~~206
SECTION 10.18	Binding Effect	~~205~~207
SECTION 10.19	Lender Action	~~206~~207
SECTION 10.20	Use of Name, Logo, etc	~~206~~207
SECTION 10.21	USA PATRIOT Act	~~206~~207
SECTION 10.22	Service of Process	~~206~~207
SECTION 10.23	No Advisor y or Fiduciary Responsibility	~~206~~207
SECTION 10.24	Release of Collateral and Guarantee Obligations; Subordination of Liens	~~206~~208
SECTION 10.25	Assumption and Acknowledg ment	~~208~~218
SECTION 10.26	Judgment Currency	~~208~~218
SECTION 10.27	Recognition of EU Bail-In.	218

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) is entered into as of June 10, 2015, by and among LTF INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), LTF MERGER SUB, INC., a Minnesota corporation and direct subsidiary of Holdings (“Merger Sub” or “Initial Borrower”), U.S. BANK NATIONAL ASSOCIATION (“US Bank”), as Issuing Bank and Swing Line Lender, DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) under the Loan Documents, and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

Pursuant to the Transaction Agreement (as defined in Section 1.01 below), Merger Sub will merge (the “Merger”) with and into Life Time Fitness, Inc., a Minnesota corporation (the “Acquired Company”), which will survive the Merger and succeed to all the rights and obligations of the Initial Borrower under this Agreement and the other Loan Documents (such successor, or “Life Time”).

In connection therewith, the Borrower has requested that (a) substantially simultaneously with the consummation of the Merger, the Lenders extend credit to the Borrower in the form of $1,250.0 million of Closing Date Term Loans and $250.0 million of Revolving Commitments on the Closing Date as secured credit facilities and (b) from time to time on and after the Closing Date, the Lenders lend to the Borrower and the Issuing Banks issue Letters of Credit for the account of the Borrower, each to provide working capital for, and for other general corporate purposes of, the Borrower and its Restricted Subsidiaries, pursuant to the Revolving Commitments hereunder and pursuant to the terms of, and subject to the conditions set forth in, this Agreement.

On the Closing Date, the Borrower will enter into the Senior Notes Indenture pursuant to which the Borrower shall issue the Senior Notes in an aggregate principal amount of up to $450.0 million.

The proceeds of the Closing Date Term Loans and the Closing Date Revolving Borrowings, together with the proceeds of the Senior Notes and the Equity Contribution, will be used on the Closing Date (i) to repay Indebtedness incurred under the Existing Credit Agreement and certain other Indebtedness and (ii) to pay (A) any original issue discount or upfront fees resulting from the exercise of any “market flex” pursuant to the Fee Letter in connection with the Transactions, (B) the Transaction Consideration, (C) the Transaction Expenses and (D) amounts required for working capital.

The applicable Lenders have indicated their willingness to lend, and the applicable Issuing Banks have indicated their willingness to issue Letters of Credit, in each case on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions and Accounting Terms

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings set forth below:

“2017 Refinancing Term Lender” means, at any time, each Lender with a 2017 Refinancing Term Loan Commitment or, after the 2017 Refinancing Term Loans are made or issued, holding a 2017 Refinancing Term Loan at such time.

“2017 Refinancing Term Loan” shall mean the “2017 Refinancing Term Loans” as defined in, and made and/or converted in accordance with Amendment No. 4.

“2017 Refinancing Term Loan Commitment” means, for any 2017 Refinancing Term Lender, the amount set forth opposite such 2017 Refinancing Term Lender’s name on Schedule A to Amendment No. 4. The initial aggregate amount of the 2017 Refinancing Term Loan Commitments is $1,330,494,332.49.

“Acceptable Discount” has the meaning specified in Section 2.05(1)(e)(D)(2).

“Acceptable Prepayment Amount” has the meaning specified in Section 2.05(1)(e)(D)(3).

“Acceptance and Prepayment Notice” means a notice of the Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit M.

“Acceptance Date” has the meaning specified in Section 2.05(1)(e)(D)(2).

“Acquired Company” has the meaning specified in the preliminary statements of this Agreement.

“Acquired Indebtedness” means, with respect to any specified Person,

(1)    Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, amalgamating or consolidating with or into, or becoming a Restricted Subsidiary of, such specified Person, and

(2)    Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Lender” means, at any time, any bank, other financial institution or institutional lender or investor that, in any case, is not an existing Lender and that agrees to provide any portion of any (a) Incremental Loan in accordance with Section 2.14, (b) Loans pursuant to a Refinancing Amendment in accordance with Section 2.15 or (c) Replacement Loans pursuant to Section 10.01; provided that each Additional Lender (other than any Person that is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender at such time) shall be subject to the approval of the Administrative Agent, the Swing Line Lender or the Issuing Bank(s) (such approval not to be unreasonably withheld, conditioned or delayed), in each case solely to the extent that any such consent would be required from the Administrative Agent, the Swing Line Lender or the Issuing (s) under Section 10.07(b)(iii) for an assignment of Loans to such Additional Lender.

“Adjusted EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period:

(1)    increased (without duplication) by the following, in each case (other than clauses (h), (l) and (m)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(a)    total interest expense and, to the extent not reflected in such total interest expense, any losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such Hedging Obligations or such derivative instruments, and bank and letter of credit fees and costs of surety bonds in connection with financing activities, together with items excluded from the definition of “Consolidated Interest Expense” pursuant to the definition thereof; plus

2

“Am endment No. 4” shall mean the Refinancing Amendment to this Agreement dated as of January 27, 2017 among the Borrower, the Subsidiary Guarantors party thereto, the 2017 Refinancing Term Lenders party thereto and the Administrative Agent.

“Amendment No. 4 Effective Date” means January 27, 2017.

“Annual Financial Statements” means the audited consolidated balance sheets of the Acquired Company as of the fiscal years ended December 31, 2014, December 31, 2013 and December 31, 2012, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the Acquired Company for the fiscal years then ended.

“Applicable Discount” has the meaning specified in Section 2.05(1)(e)(C)(2).

“Applicable Rate” means a percentage per annum equal to:

(a)    with respect to ~~Closing Date~~2017 Refinancing Term Loans, (i) ~~3.25~~3.00% for Eurodollar Rate Loans and (ii) ~~2.25~~2.00% for Base Rate Loans.

(b)    with respect to Revolving Loans and unused Revolving Commitments under the Closing Date Revolving Facility and Letter of Credit fees (i) until delivery of financial statements for the first full fiscal quarter ending after the Closing Date pursuant to Section 6.01, (A) 3.25% for Eurodollar Rate Loans, CDOR Loans and Letter of Credit fees, (B) 2.25% for Base Rate Loans and (C) 0.500% Commitment Fee Rate for unused Revolving Commitments and (ii) thereafter, the following percentages per annum, based upon the First Lien Net Leverage Ratio as specified in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(1):

Pricing Level	First Lien Net Leverage Ratio	Eurodollar Rate, CDOR Rate and Letter of Credit Fees	Base Rate	Commitment Fee Rate
1	> 3.50 to 1.00	3.25%	2.25%	0.500%
2	≤ 3.50 to 1.00	3.00%	2.00%	0.375%

Any increase or decrease in the Applicable Rate resulting from a change in the First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(1); provided that “Pricing Level 1” (as set forth above) shall apply as of (x) the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and (y) at the option of the Administrative Agent or the Required Revolving Lenders under the Closing Date Revolving Facility, the first Business Day after an Event of Default under Section 8.01(1) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the pricing level otherwise determined in accordance with this definition shall apply). Notwithstanding anything to the contrary set forth herein, the provisions of this clause (b) may be amended or waived with the consent of only the Borrower and the Required Revolving Lenders.

(c)    with respect to any Term Loans (other than Closing Date Term Loans), as specified in the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment.

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class and (b) with respect to Letters of Credit, (i) the relevant Issuing Banks and (ii) the relevant Revolving Lenders.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Arrangers” means DBSI, Goldman Sachs, Jefferies, BMOC, RBC, Macquarie Capital, Nomura and Mizuho, each in its capacity as a joint lead arranger under this Agreement, and, in connection with the 2017 Refinancing Term Loans and solely for purposes of Sections 9.03, 10.04 and 10.05 herein, Guggenheim Securities, LLC.

“Asset Sale” means:

(1)    the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions of property or assets of the Borrower or any Restricted Subsidiary (each referred to in this definition as a “disposition”); or

(2)    the issuance or sale of Equity Interests (other than Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with Section 7.02 and directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Borrower or another Restricted Subsidiary), whether in a single transaction or a series of related transactions;

in each case, other than:

(a)    any disposition of:

(i)    Cash Equivalents or Investment Grade Securities,

(ii)    obsolete, damaged or worn out property or assets in the ordinary course of business or consistent with industry practice or any disposition of inventory or goods (or other assets) held for sale or no longer used or useful in the ordinary course,

(iii)    assets no longer economically practicable or commercially reasonable to maintain (as determined in good faith by the management of the Borrower),

(iv)    improvements made to leased real property to landlords pursuant to customary terms of leases entered into in the ordinary course of business and

(v)    assets for purposes of charitable contributions or similar gifts to the extent such assets are not material to the ability of the Borrower and its Restricted Subsidiaries, taken as a whole, to conduct its business in the ordinary course;

(b)    the disposition of all or substantially all of the assets of the Borrower in a manner permitted pursuant to Section 7.03;

(c)    any disposition in connection with the making of any Restricted Payment that is permitted to be made, and is made, under Section 7.04, any Permitted Investment or any acquisition otherwise permitted under this Agreement;

(d)    any disposition of property or assets or issuance or sale of Equity Interests of any Restricted Subsidiary with an aggregate fair market value of less than (i) $5.0 million for any individual transaction or series of related transactions and (ii) $10.0 million for all such transactions in any fiscal year;

(4)    Holdings shall cease to be the registered owner of 100% of the Equity Interests of the Borrower;

unless, in the case of clause (1) or (2) above, the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of the Borrower or any Parent Company.

“Claim” means any actions, suits or written demands or claims.

“Class” means (i) with respect to Commitments or Loans, those of such Commitments or Loans that have the same terms and conditions (without regard to differences in the Type of Loan, Interest Period, upfront fees, OID or similar fees paid or payable in connection with such Commitments or Loans, or differences in tax treatment (e.g., “fungibility”)) and (ii) with respect to Lenders, those of such Lenders that have Commitments or Loans of a particular Class.

“Closing Date” means the first date on which all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01, and the Closing Date Term Loans are made to the Borrower pursuant to Section 2.01(1)(a), which date was June 10, 2015.

“Closing Date Loans” means the Closing Date Term Loans and any Closing Date Revolving Borrowing.

“Closing Date Material Adverse Effect” means a “Company Material Adverse Effect” as defined in the Transaction Agreement.

“Closing Date Refinancing” means the repayment of all Indebtedness of the Acquired Company and its Subsidiaries with respect to which the Transaction Agreement requires the delivery of a payoff letter.

“Closing Date Revolving Borrowing” means a borrowing of Revolving Loans on the Closing Date, not to exceed the amount(s) (i) to pay Transaction Expenses in an amount not to exceed $20.0 million, plus (ii) for working capital purposes, plus (iii) to fund any original issue discount or upfront fees in connection with the Transactions resulting from the exercise of any “market flex” pursuant to the Fee Letter; provided that Letters of Credit may be issued on the Closing Date to backstop or replace letters of credit, guarantees and performance or similar bonds outstanding on the Closing Date (including deemed issuances of Letters of Credit under this Agreement resulting from an existing issuer of letters of credit outstanding on the Closing Date agreeing to become an Issuing Bank under this Agreement).

“Closing Date Revolving Facility” means the Revolving Facility made available by the Revolving Lenders as of the Closing Date.

“Closing Date Term Loan Commitment” means, as to each Term Lender, its obligation to make a Closing Date Term Loan to the Borrower in an aggregate amount not to exceed the amount specified opposite such Lender’s name under on Schedule 2.01 under the caption “Closing Date Term Loan Commitment” or in the Assignment and Assumption (or Affiliated Lender Assignment and Assumption) pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including pursuant to Section 2.14, 2.15 or 2.16). The initial aggregate amount of the Closing Date Term Loan Commitments ~~is~~as of June 10, 2015 was $1,250.00 million.

“Closing Date Term Loans” means the Term Loans made by the Lenders on the Closing Date ~~to the Borrower~~ pursuant to Section  2.01(1)~~.~~(a) or pursuant to Amendment No. 4, as applicable. For the avoidance of doubt, the 2017 Refinancing Term Loans shall constitute Closing Date Term Loans.

receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning specified in Section 2.05(2)(g).

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Default Rate” means an interest rate (a) with respect to any Eurodollar Rate Loan or Base Rate Loan, equal to (1) the Base Rate, plus (2) the Applicable Rate applicable to Base Rate Loans, that are Revolving Loans plus (3) 2.00% per annum and (b) with respect to any Loan accruing interest based on the CDOR Rate, equal to the Canadian Base Rate, plus (2) the Applicable Rate applicable to Revolving Loans accruing interest based on the CDOR Rate plus (3) 2.00% per annum; provided that with respect to the outstanding principal amount of any Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan (giving effect to Section 2.02(3)) plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.17(2), any Lender (including any Issuing Bank) that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of L/C Obligations or Swing Line Loans, within one Business Day of the date required to be funded by it hereunder, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations or (d) has, or has a direct or indirect parent company that has, (i) become or is the subject of a proceeding under any Debtor Relief Law or Bail-In Action, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets or a custodian appointed for it or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under this definition shall be conclusive absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17) upon delivery of written notice of such determination to the Borrower and each Lender.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of or collection or payment on such Designated Non-Cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Borrower, any Restricted Subsidiary thereof or any Parent Company (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on or promptly after the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of Section 7.05(a).

“Designated Revolving Commitments” means any commitments to make loans or extend credit on a revolving basis to the Borrower or any Restricted Subsidiary by any Person other than the Borrower or any Restricted Subsidiary that have been designated in an Officer’s Certificate delivered to the Administrative

“Related Indemnified Person” of an Indemnitee means (1) any controlling Person or controlled Affiliate of such Indemnitee, (2) the respective directors, officers or employees of such Indemnitee or any of its controlling Persons or controlled Affiliates and (3) the respective agents of such Indemnitee or any of its controlling Persons or controlled Affiliates, in the case of this clause (3), acting at the instructions of such Indemnitee, controlling Person or such controlled Affiliate; provided that each reference to a controlled Affiliate or controlling Person in this definition pertains to a controlled Affiliate or controlling Person involved in the negotiation of this Agreement or the syndication of the Facilities. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Related Person” means, with respect to any Person, (a) any Affiliate of such Person and (b) the respective directors, officers, employees, agents and other representatives of such Person or any of its Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment.

“Replaced Loans” has the meaning specified in Section 10.01.

“Replacement Loans” has the meaning specified in Section 10.01.

“Reportable Event” means, with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Repricing Transaction” means (1) the incurrence by the Borrower of any Indebtedness (including any new or additional Term Loans under this Agreement, whether incurred directly or by way of the conversion of the ~~Closing Date~~2017 Refinancing Term Loans into a new tranche of replacement Term Loans under this Agreement) (a) having an All-In Yield that is less than the All-In Yield applicable to the ~~Closing Date~~2017 Refinancing Term Loans of the respective Type and (b) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, the outstanding principal of the ~~Closing Date~~2017 Refinancing Term Loans or (2) any effective reduction in the All-In Yield applicable to the ~~Closing Date~~2017 Refinancing Term Loans (e.g., by way of amendment, waiver or otherwise); provided that a Repricing Transaction shall not include (i) any event described in clause (1) or (2) above that is not consummated for the primary purpose of lowering the All-In Yield applicable to the ~~Closing Date~~2017 Refinancing Term Loans (as determined in good faith by the Borrower), including any such event consummated in connection with a Change of Control, Qualifying IPO or Enterprise Transformative Event or (ii) any Sale- Leaseback Transaction.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a L/C Application and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Facility Lenders” means, as of any date of determination, with respect to one or more Facilities (other than any Revolving Facility), Lenders having more than 50% of the sum of the (a) aggregate principal amount of outstanding Loans under such Facility or Facilities and (b) aggregate unused Commitments under such Facility or Facilities; provided that (i) to the same extent specified in Section 10.07(i) with respect to determination of Required Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Facility Lenders unless the action in question affects such Affiliated Lender in a disproportionately adverse manner than its effect on the other Lenders and (ii) the portion of outstanding Loans and the unused Commitments of any such Facility, as

SECTION 1.11 Letters of Credit. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of the stated amount of such Letter of Credit in effect at such time after giving effect to any automatic reductions to such stated amount pursuant to the terms of the applicable Letter of Credit after the occurrence of any applicable condition (including the expiration of any applicable period); provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuing Bank Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the amount of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II

The Commitments and Borrowings

SECTION 2.01 The Loans.

(1)    Term Borrowings. Subject to the terms and conditions set forth in Section 4.01 hereof, each Term Lender severally agrees (a) to make to the Borrower on the Closing Date one or more Closing Date Term Loans denominated in Dollars in an aggregate principal amount equal to such Term Lender’s Closing Date Term Commitment on the Closing Date and (b) to make to the Borrower on the Amendment No. 4 Effective Date one or more 2017 Refinancing Term Loans denominated in Dollars in an aggregate principal amount equal to such Term Lender’s 2017 Refinancing Term Loan Commitment on the Amendment No. 4 Effective Date. Amounts borrowed under this Section 2.01(1) and repaid or prepaid may not be reborrowed. The Closing Date Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(2)    Revolving Borrowings. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans denominated in Dollars or one or more Alternative Currencies pursuant to Section 2.02 from its applicable Lending Office (each such loan, a “Revolving Loan”) to the Borrower from time to time, on any Business Day during the period from the Closing Date until the Maturity Date, in an aggregate principal Dollar Amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided that after giving effect to any Revolving Borrowing, (a) the aggregate principal Dollar Amount of Total Revolving Outstandings denominated in Canadian Dollars will not exceed $25.0 million and (b) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all L/C Obligations, plus, in the case of each Lender other than the Swing Line Lender, such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Swing Line Loans, shall not exceed such Lender’s Revolving Commitment. Within the limits of each Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(2), prepay under Section 2.05 and reborrow under this Section 2.01(2). Revolving Loans may be Base Rate Loans, Eurodollar Rate Loans or CDOR Loans, as further provided herein.

SECTION 2.02 Borrowings, Conversions and Continuations of Loans.

(1)    Each Term Borrowing, each Revolving Borrowing, each conversion of Term Loans or Revolving Loans from one Type to the other, and each continuation of Eurodollar Rate Loans and CDOR Loans shall be made upon the Borrower’s irrevocable notice, on behalf of the Borrower, to the Administrative Agent (provided that the notice in respect of the initial Credit Extension, or in connection with any Permitted Acquisition or other transaction permitted under this Agreement, may be conditioned on the closing of the Merger or such Permitted Acquisition or other transaction, as applicable), which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:00 p.m., New York time, (a) three (3) Business Days prior to the requested date of any Borrowing or continuation of Eurodollar Rate Loans or CDOR Loans or any conversion of Base Rate Loans to Eurodollar Rate Loans and (b) on the requested date of any Borrowing of Base Rate Loans; provided that the notice referred to in subclause (a) above may be delivered on or prior to the Closing Date in the case of the Closing Date Term Loans. Each telephonic notice

(a)    any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction,

(b)    any such partial reduction shall be in an aggregate amount of $5.0 million or any whole multiple of $1.0 million in excess thereof or, if less, the entire amount thereof and

(c)    if, after giving effect to any reduction of the Commitments, the L/C Sublimit or Swing Line Sublimit exceeds the amount of the Revolving Facility, such sublimit shall be automatically reduced by the amount of such excess.

Except as provided above, the amount of any such Revolving Commitment reduction shall not be applied to the L/C Sublimit or Swing Line Sublimit unless otherwise specified by the Borrower. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of any Commitments if such termination would have resulted from a refinancing of all of the applicable Facility, which refinancing shall not be consummated or otherwise shall be delayed.

(2)    Mandatory. The Closing Date Term Commitment of each Term Lender on the Closing Date and the 2017 Refinancing Term Loan Commitment of each 2017 Refinancing Term Lender on the Amendment No. 4 Effective Date shall be automatically and permanently reduced to $0 upon the making of such Lender’s Closing Date Term Loans or 2017 Refinancing Term Loans, respectively, to the Borrower pursuant to Section 2.01(1). The Revolving Commitment of each Revolving Lender shall automatically and permanently terminate on the Maturity Date for the applicable Revolving Facility.

(3)    Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the L/C Sublimit, Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). Any commitment fees accrued until the effective date of any termination of the Revolving Commitments shall be paid on the effective date of such termination.

SECTION 2.07 Repayment of Loans.

(1)    Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders as follows:

(a)    on the last Business Day of each March, June, September and December an aggregate principal amount equal to the amount corresponding to such fiscal quarter in the table below (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05):1

Fiscal Quarter Ended	Principal Amount to be Repaid
~~September 30, 2015~~	~~$~~	~~3,125,000.00~~
~~December  31, 2015~~	~~$~~	~~3,125,000.00~~
~~March 31, 2016~~	~~$~~	~~3,125,000.00~~

[1]	NTD: 0.25% of the aggregate principal amount of the term loans on the refinancing effective date.

~~June 30, 2016~~	~~$~~	~~3,376,889.17~~
~~September 31, 2016~~	~~$~~	~~3,376,889.17~~
~~December 31, 2016~~	~~$~~	~~3,376,889.17~~
March 31, 2017	$	~~3,376,889.17~~3,326,235.83
June 30, 2017	$	~~3,376,889.17~~3,326,235.83
September 31, 2017	$	~~3,376,889.17~~3,326,235.83
December 31, 2017	$	~~3,376,889.17~~3,326,235.83
March 31, 2018	$	~~3,376,889.17~~3,326,235.83
June 30, 2018	$	~~3,376,889.17~~3,326,235.83
September 31, 2018	$	~~3,376,889.17~~3,326,235.83
December 31, 2018	$	~~3,376,889.17~~3,326,235.83
March 31, 2019	$	~~3,376,889.17~~3,326,235.83
June 30, 2019	$	~~3,376,889.17~~3,326,235.83
September 31, 2019	$	~~3,376,889.17~~3,326,235.83
December 31, 2019	$	~~3,376,889.17~~3,326,235.83
March 31, 2020	$	~~3,376,889.17~~3,326,235.83
June 30, 2020	$	~~3,376,889.17~~3,326,235.83
September 31, 2020	$	~~3,376,889.17~~3,326,235.83
December 31, 2020	$	~~3,376,889.17~~3,326,235.83
March 31, 2021	$	~~3,376,889.17~~3,326,235.83
June 30, 2021	$	~~3,376,889.17~~3,326,235.83
September 31, 2021	$	~~3,376,889.17~~3,326,235.83
December 31, 2021	$	~~3,376,889.17~~3,326,235.83
March 31, 2022	$	~~3,376,889.17~~3,326,235.83

; and

(b)     on the Maturity Date for the Term Loans, the aggregate principal amount of all Term Loans outstanding on such date. In connection with any Incremental Term Loans that constitute part of the same Class as the Closing Date Term Loans, the Borrower and the Administrative Agent shall be permitted to adjust the rate of prepayment in respect of such Class such that the Term Lenders holding Closing Date Term Loans comprising part of such Class continue to receive a payment that is

(b)    the Weighted Average Life to Maturity of such Incremental Term Loans will be no shorter than the longest remaining Weighted Average Life to Maturity of the Closing Date Term Loans;

(c)    such Incremental Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any mandatory repayments or prepayments of the Term Loans (in each case, other than pursuant to a refinancing or with respect to greater than pro rata payments to an earlier maturing tranche) and may participate on a pro rata basis, less than pro rata basis or greater than pro rata basis in any voluntary prepayments of the Term Loans; and

(d)    except as otherwise set forth herein, all other terms of any (i) Term Loan Increase or a Revolving Commitment Increase will be on terms and pursuant to documentation applicable to the Class of Term Loans or Revolving Commitments, as applicable, being increased by such Term Loan Increase or Revolving Commitment Increase, as applicable, and (ii) Incremental Facility shall be on terms and pursuant to documentation to be determined by the Borrower and the providers of such Incremental Facility, provided that, in each case, the operational and agency provisions contained in such documentation shall be reasonably satisfactory to the Administrative Agent

(8)    Pricing. The interest rate, fees, and original issue discount for any Incremental Facilities will be as determined by the Borrower and the Persons providing such Incremental Facilities; provided that in the event that the All-In Yield applicable to any Incremental Term Loans exceeds the All-In Yield of any ~~Closing Date~~2017 Refinancing Term Loans by more than 50 basis points, then the interest rate margins for such ~~Closing Date~~2017 Refinancing Term Loans shall be increased to the extent necessary so that the All-In Yield of such ~~Closing Dat~~e2017 Refinancing Term Loans is equal to the All-In Yield of such Incremental Term Loans minus 50 basis points; provided further that any increase in All-In Yield of the ~~Closing Date~~2017 Refinancing Term Loans due to the increase in a Eurodollar Rate or Base Rate floor on any Incremental Term Loan shall be effected solely through an increase in any Eurodollar Rate or Base Rate floor applicable to such ~~Closing Date~~2017 Refinancing Term Loans.

(9)    Reallocation of Revolving Exposure. Upon each Revolving Commitment Increase pursuant to this Section 2.14,

(a)    each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each lender providing a portion of such increase (each an “Incremental Revolving Lender”), and each such Incremental Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit and Swing Line Loans held by each Revolving Lender will equal the percentage of the aggregate Revolving Commitments of all Lenders represented by such Revolving Lender’s Revolving Commitments; and

(b)    if, on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such Incremental Revolving Facility be prepaid from the proceeds of Incremental Revolving Loans made hereunder (reflecting such increase in Revolving Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Revolving Lender in accordance with Section 3.05.

(10)    The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

SECTION 2.15 Refinancing Amendments.

amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(1)(b) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(c)     Certain Fees. That Defaulting Lender (i) shall not be entitled to receive any commitment fee pursuant to Section 2.09(1) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (ii) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(9)

(d)     Reallocation of Pro Rata Share to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Section 2.03, the “Pro Rata Share” of each Non-Defaulting Lender’s Revolving Loans and L/C Obligations shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default has occurred and is continuing; and (ii) the aggregate obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that Non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Loans of that Non-Defaulting Lender. If the reallocation described above in this clause (d) cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under any law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the applicable Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.03(7).

(2)     Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lender and the relevant Issuing Banks agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans of the applicable Facility and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share of the applicable Facility (without giving effect to Section 2.17(1)(d)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) no Issuing Bank shall be required to issue, extent, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

SECTION 2.18 Loan Repricing Protection.

In the event that, on or prior to the six month anniversary of the ~~Closing~~Amendment No. 4 Effective Date, the Borrower (a) makes any prepayment of Closing Date Term Loans in connection with any Repricing Transaction or (b) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each applicable Lender, (i) in the case of clause (a), a prepayment premium of 1.00% of the aggregate principal amount of the Closing Date Term Loans being prepaid and (ii) in the case of clause (b), a payment equal to 1.00% of the aggregate principal reasonably accommodate circumstances unforeseen on the Closing Date, deliver the documents or take the actions required pursuant to sub clauses (i) through (vi) of Section 6.11(2)(b) hereof with respect to any Mortgaged Properties listed in Schedule 1.01(2), including the Phase I Environmental Site Assessments prepared by EMG in connection with the Transactions, as if notice had been provided with respect to such Mortgaged Properties listed in Schedule 1.01(2), except to the extent otherwise agreed by the Administrative Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement.”

SECTION 6.14 Use of Proceeds.

(1)     The proceeds of the Closing Date Term Loans (other than the 2017 Refinancing Term Loans) and Closing Date Revolving Borrowings, together with the proceeds of the Equity Contribution and the Senior Notes, will be used on the Closing Date to (a) repay Indebtedness incurred under the Existing Credit Agreement and certain other Indebtedness, in each case together with any premium and accrued and unpaid interest thereon and any fees and expenses with respect thereto, (b) pay (i) any original issue discount or upfront fees in connection with the Transactions resulting from the exercise of any “market flex” pursuant to the Fee Letter, (ii) the Transaction Consideration and (iii) the Transaction Expenses and (c) to the extent any such proceeds remain after the foregoing uses, for general corporate purposes not prohibited by the terms of this Agreement.

(2)     The proceeds of the Revolving Loans and Swing Line Loans borrowed after the Closing Date will be used for working capital and other general corporate purposes, including the financing of transactions that are not prohibited by the terms of this Agreement (including Permitted Acquisitions and other investments permitted hereunder).

(3)     Letters of Credit will be used by the Borrower for general corporate purposes of the Borrower, Holdings and the Restricted Subsidiaries, including supporting transactions not prohibited by the Loan Documents.

SECTION 6.15 Maintenance of Ratings. Use commercially reasonable efforts to maintain (1) a public corporate credit rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s, in each case in respect of the Borrower, and (2) a public rating (but not any specific rating) in respect of each Term Facility as of the Closing Date from each of S&P and Moody’s.

ARTICLE VII

Negative Covenants

So long as the Termination Conditions are not satisfied:

SECTION 7.01 Liens. The Borrower shall not, nor shall the Borrower permit any Restricted Subsidiary to, directly or indirectly, create, incur or assume any Lien (except any Permitted Lien(s)) that secures obligations under any Indebtedness or any related guarantee of Indebtedness on any asset or property of the Borrower or any Restricted Subsidiary, or any income or profits therefrom.

The expansion of Liens by virtue of accretion or amortization of original issue discount, the payment of dividends in the form of Indebtedness, and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this Section 7.01.

SECTION 7.02 Indebtedness.

(a)     The Borrower shall not, nor shall the Borrower permit any Restricted Subsidiary to, directly or indirectly:

(c)     Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Liens permitted by the Loan Documents, the Administrative Agent or Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to subordinate the Lien on any Collateral to any Lien permitted under Section 7.01 to be senior to the Liens in favor of the Collateral Agent.

(d)     Notwithstanding the foregoing or anything in the Loan Documents to the contrary, at the direction of the Required Lenders, the Administrative Agent may, in exercising remedies, take any and all necessary and appropriate action to effectuate a credit bid of all Loans (or any lesser amount thereof) for the Borrower’s assets in a bankruptcy, foreclosure or other similar proceeding, forbear from exercising remedies upon an Event of Default, or in a bankruptcy proceeding, enter into a settlement agreement on behalf of all Lenders.

SECTION 10.25 Assumption and Acknowledgment. Effective immediately after the consummation of the Merger, the execution and delivery by Life Time of a counterpart hereto and the funding of the Closing Date Loans hereunder, and without affecting any of the obligations of Holdings as a Guarantor under any Loan Document, Life Time hereby assumes all of Initial Borrower’s rights, title, interests, duties, liabilities and obligations (including the Obligations) under the Loan Documents as the “Borrower” hereunder (collectively, the “Assumption”), including, any claims, liabilities, or obligations arising from Initial Borrower’s failure to perform any of its covenants, agreements, commitments or obligations under the Loan Documents to be performed prior to the date of the Assumption. Holdings hereby acknowledges the Assumption by Life Time and its effectiveness immediately after the consummation of the Merger, the execution and delivery by Life Time of a counterpart hereto and the funding of the Closing Date Loans hereunder. Without limiting the generality of the foregoing, upon its execution and delivery of a counterpart hereto, Life Time hereby expressly agrees to observe and perform and be bound by all of the terms, covenants, representations, warranties, and agreements contained herein which are binding upon, and to be observed or performed by, the Borrower. Each Agent and each Lender hereby consents to the Assumption.

SECTION 10.26 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law).

SECTION 10.27 Recognition of EU Bail-In.

(a)      Notwithstanding anything to the contrary in this Agreement, any Loan Document thereunder or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising in connection with any 2017 Refinancing Term Loans (or any Loan Document thereunder) contemplated by this Agreement, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i)      the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(ii)      the effects of any Bail-in Action on any such liability, including, if applicable:

(A)     a reduction in full or in part or cancellation of any such liability;

(B)      a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(C)      the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

(b)      As used in this Agreement, the following terms have the meanings specified below:

(i)     “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

(ii)     “Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

(iii)      “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

(iv)     “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

(v)     “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

(vi)      “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

(vii)      “Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

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